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                                                 Exhibit 5.1

                  [LETTERHEAD OF KRAMER, LEVIN, NAFTALIS & FRANKEL]


                                            November 7, 1997





LCI International, Inc.
8180 Greensboro Drive
McLean, Virginia 22102

         Re:  Registration Statement on Form S-4
              (Registration No. 333-37377)
              -----------------------------------

Ladies and Gentlemen:

         We have acted as counsel to LCI International, Inc., a Delaware corporation ("LCI"), in connection with the preparation and filing of the above-captioned Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed issuance by LCI of up to 16,515,025 shares of common stock, par value $0.01 (the "Shares") pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of September 17, 1997 by and among LCI, LCI Acquisition Corp., a wholly owned subsidiary of LCI, and USLD Communications Corp.

         As such counsel, we have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion. In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents examined by us, (ii) the authenticity of all documents submitted to us as originals, and
(iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) certificates of public officials and (ii) as to matters of fact, statements and certificates of officers of LCI.

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         We are attorneys admitted to the Bar of the State of New York, and we express no opinion as to the laws of any other jurisdiction other than the laws of the United States of America and the General Corporation Law of the State of Delaware.

         Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by LCI and, when issued and delivered in accordance with the terms of the Merger Agreement, will be legally issued, fully paid and non-assessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Joint Proxy Statement/Prospectus forming a part of the Registration Statement. In giving such consent we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.


                                   Very truly yours,


                                   /s/ Kramer, Levin, Naftalis & Frankel